President’s Letter to Current Technology’s Shareholders

VANCOUVER, British Columbia-June 11, 2009

Current Technology Corporation (OTCBB:CRTCF) CEO Robert Kramer reports:

This is a difficult time for almost everyone. The ongoing financial crisis continues to have a devastating effect on individuals, families, and organizations of all sizes in both the public and private sectors worldwide. Media coverage of government bailouts of multi-nationals such as AIG, General Motors and Citigroup mask the difficult decisions made daily by smaller organizations with no access to government funding, operating in an environment where credit and new capital have been restricted.

Like many other companies in the midst of this financial storm, Current Technology and its 62% owned Texas-based subsidiary Celevoke, Inc. have been forced to make difficult decisions. Certain operations have been curtailed. Material layoffs of management, sales and support personnel have been completed. As a result, overhead has been reduced significantly. These necessary moves were made in support of a fundamental belief. That is, those companies that continue product development will be in a position to leapfrog competition, and as a result prosper, during these difficult times as well as when economic conditions improve. Therefore, during the past few months Celevoke’s limited resources have been focused not on immediate sales, but on continuing new product developments and infrastructure enhancements. These activities have been directed by, and in many instances personally funded by, Celevoke’s CEO Chuck Allen.

Happily, after months of effort, Celevoke is poised over the coming weeks to report the dramatic results of these developments. Therefore, Current Technology plans to issue a series of news releases covering the following topics:

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Further development of the previously announced and now market ready “NextGen Tracking System”

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Development of a second new tracking product directed to a niche market with significant upside potential

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Completion of a major overhaul of the NOC or network operating center, including an enhancement of the customers’ web-based interface

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New telecommunications agreement and enhanced billing systems and procedures

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New insurance company initiatives

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Appointment of a dynamic sales organization with national reach

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Introduction of a powerful incentive program designed to increase the volume and velocity of sales

We look forward to a brighter future, and wish to thank you for your ongoing support.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications
Richard Hannon, 1-866-858-4100